SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 21, 2011

Liberty Gold Corp.

(Exact name of Registrant as specified in its charter)

Delaware	333-16135	80-0372385
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

2415 East Camelback Road, Suite 700, Phoenix, AZ 85016

 (Address of principal executive offices) (Zip Code )

602-553-1190

(Registrant’s Telephone Number, Including Area Code)

iBos, Inc., 1065 Dobbs Ferry Road, White Plains, New York 10607

(Former Name Or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03  Material Modification to Rights of Security Holders.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 8.01  Other Events.

On April 21, 2001, Lynn Harrison, our President, CEO and principal shareholder, surrendered 7,038,000 shares of common stock owned her, thus reducing her ownership from 8,280,000 shares to 1,242,000 shares and reducing our issued and outstanding shares from 9,520,000 shares to 2,482,000 shares.

On April 28, 2011, the Registrant filed an amendment to its Certificate of Incorporation which: (i) changed its name from iBos, Inc. to Liberty Gold Corp.; (ii) Increased the number of shares of common stock, par value $0.001 per share, which the Registrant is authorized to issue from 100,000,000 to 250,000,000; and (iii) affected a 50 for 1 forward stock split of the 2,482,000 issued and outstanding shares of common stock, par value $0.001, to be 124,100,000 shares of common stock, par value $0.001 per share.

Item 9.01  Financial Statements And Exhibits

(a)

Financial Statements of Business Acquired

Not Required.

(b)

Pro-Forma Financial Information

Not Required.

(c)

Exhibits

                        Exhibit No.

      Description

3.1

Certificate of Amendment to the Certificate of Incorporation filed April 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Liberty Gold Corp.

By: /s/  Frank J. Hariton, Secretary

Frank J. Hariton

Dated:  July 26, 2011